Exhibit 16(14)

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus/Proxy Statement Lincoln Variable Insurance Products Trust – [ACQUIRED FUND] and “Independent Registered Public Accounting Firm” in the Statement of Additional Information of Lincoln Variable Insurance Products Trust – [ACQUIRED FUND] and to the incorporation by reference in this Registration Statement (Form N-14) of Lincoln Variable Insurance Products Trust of our report dated December 31, 2007 on the financial statements and financial highlights of the Lincoln Variable Insurance Products Trust – [ACQUIRED FUND] included in the 2007 Annual Report to shareholders.

We also consent to the reference to our firm under the caption “Financial Statements” in the Statement of Additional Information with respect to the Lincoln Variable Insurance Products Trust – [ACQUIRED FUND] dated April 30, 2008, in the Registration Statement (Form N- 1A) ( Post- Effective Amendment No. 41 to File No. 33-70742; Amendment No. 43 to File No. 811-08090) of Lincoln Variable Insurance Products Trust, which are incorporated by reference in this Registration Statement (Form N-14) of Lincoln Variable Insurance Products Trust.

ERNST & YOUNG LLP

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